EXHIBIT 23.1



                         TOURVILLE, SIMPSON & HENDERSON


                          CERTIFIED PUBLIC ACCOUNTANTS

                               1615 Pickens Street
                         Columbia, South Carolina 29202
                                 (803) 252-3000




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the inclusion of my report dated February 18, 1999, on the financial statements of First Capital Bancshares, Inc., at December 31, 1998 and for the period then ended in the Form SB-2 Registration Statement as filed by First Capital Bancshares, Inc., under the Securities Act of 1933 and the reference to us under the caption "Experts" in the same Form SB-2 Registration Statement.



  \s\ Tourville, Simpson & Henderson, L.L.P.
--------------------------------------------------
Tourville, Simpson & Henderson, L.L.P.
Columbia, South Carolina
February 26, 1999